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                                                                   EXHIBIT 23.8

                                     LOGO

Newmont Mining Corporation
1700 Lincoln Street
Denver, CO   80203

Santa Fe Pacific Gold Corporation
6200 Uptown Boulevard, N.E.
Albuquerque, NM   87110

                   CONSENT OF INDEPENDENT MINING CONSULTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Newmont Mining Corporation of the use of our name and the reference to our reserve audit report in the Santa Fe Pacific Gold Corporation Annual Report on Form 10-K for the year ended December 31, 1996.

                                          Independent Mining Consultants

                                             /s/ Michael G. Hester
                                          By: _________________________________
                                             Name: Michael G. Hester
                                             Title: Vice President

Date: March 31, 1997